UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Vivani Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road

Alameda, California 94502

(Address of principal executive offices, including zip code)

(415) 506-8462

(Telephone number, including area code, of agent for service)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Record Date for Cortigent Spin-off

On September 17, 2025, Vivani Medical, Inc. (the “Company”) announced that the record date for the previously announced spin-off of Cortigent, Inc. (“Cortigent”), the Company’s wholly-owned subsidiary, is set for October 8, 2025 (the “Record Date”). Cortigent is developing brain implant devices with neuromodulation technology. The Company’s stockholders holding common stock of the Company as of the Record Date will receive common stock in Cortigent upon completion of the spin-off. The distribution date and share dividend ratio will be announced at a later date. A copy of the press release issued in connection with this announcement is being attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Vivani Medical, Inc. on September 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVANI MEDICAL, INC.

Date: September 17, 2025	By:	/s/ Donald Dwyer
	Name:	Donald Dwyer
	Title:	Chief Business Officer